UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2015

ENERGY TRANSFER EQUITY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue

Dallas, Texas 75219

(Address of principal executive offices, including zip code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 19, 2015, Energy Transfer Equity, L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, as joint active physical book-running managers (collectively, the “Underwriters”), relating to the public offering by the Partnership of $1.0 billion aggregate principal amount of its 5.500% Senior Notes due 2027 (the “Notes”). The offering of the Notes (the “Offering”) was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-192327) of the Partnership, as supplemented by the Prospectus Supplement dated May 19, 2015 relating to the Notes and filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on May 21, 2015.

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, and customary conditions to closing, indemnification obligations of the Partnership and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The summary of the Underwriting Agreement in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto.

5.500% Senior Notes due 2027

On May 22, 2015, the Partnership completed the Offering and expects to receive net proceeds of approximately $985 million from the Offering, after deducting estimated offering expenses, and intends to use the net proceeds to repay all indebtedness outstanding under its revolving credit facility and partially repay amounts outstanding under its $1.4 billion term loan facility. The terms of the Notes are governed by the Indenture dated September 20, 2010 (the “Base Indenture”), as supplemented by the Seventh Supplemental Indenture, dated May 22, 2015 (the “Seventh Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Partnership and U.S. Bank National Association, as trustee (the “Trustee” and, in its capacity as the Notes collateral agent, the “Notes Collateral Agent”).

Interest on the Notes is payable semi-annually on June 1 and December 1 of each year, commencing December 1, 2015, and the Notes will mature on June 1, 2027. The Notes are the Partnership’s senior obligations, ranking equally in right of payment with its other existing and future unsubordinated debt and senior to any of its future subordinated debt. The Partnership’s obligations under the Notes are secured on a first-priority basis with its loans and obligations under the Partnership’s senior secured revolving credit facility, senior secured loan facilities and its existing senior notes, by a lien on substantially all of the Partnership’s and certain of its subsidiaries’ tangible and intangible assets that from time to time secure the Partnership’s obligations under such indebtedness, subject to certain exceptions and permitted liens. The Notes initially will not be guaranteed by any of the Partnership’s subsidiaries.

The Partnership may redeem some or all of the Notes at any time prior to March 1, 2027 at a price equal to 100% of the principal amount of the Notes, plus a make-whole premium and accrued and unpaid interest, if any, to the redemption date. We also have the option at any time on or after March 1, 2027 (which is the date that is three months prior to the maturity date of the notes) to redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date. The covenants in the Indenture include a limitation on liens, a limitation on transactions with affiliates, a restriction on sale-leaseback transactions and limitations on mergers and sales of all or substantially all of the Partnership’s assets.

The Indenture contains the following customary events of default (each an “Event of Default”):

(1)	default for 30 days in the payment when due of interest on the Notes;

(2)	default in the payment of principal or premium, if any, on the Notes when due at their stated maturity, upon redemption, upon declaration or otherwise;

(3)	failure by the Partnership to comply with any of its agreements or covenants relating to merger, consolidation or sale of assets, or in respect of its obligations to make or consummate a change of control offer;

(4)	failure by the Partnership to comply with its other covenants or agreements in the Indenture applicable to the Notes for 60 days after written notice of default given by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes;

(5)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Partnership or any of its subsidiaries (or the payment of which is guaranteed by the Partnership or any of its subsidiaries) whether the indebtedness or guarantee now exists, or is created after the issue date of the Notes, if that default both (A) is caused by a failure to pay principal of, or interest or premium, if any, on the indebtedness prior to the expiration of the grace period provided in the indebtedness on the date of the default (a “Payment Default”) and (B) results in the acceleration of the indebtedness prior to its express maturity, and, in each case, the principal amount of any the indebtedness, together with the principal amount of any other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more;

(6)	certain events of bankruptcy, insolvency or reorganization of the Partnership or any of its significant subsidiaries or any group of the Partnership’s subsidiaries that, taken together, would constitute a significant subsidiary;

(7)	except as permitted by the Indenture, any subsidiary guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any subsidiary guarantor, or any person acting on behalf of any subsidiary guarantor, denies or disaffirms the obligations of such subsidiary guarantor under its subsidiary guarantee; and

(8)	any security interest and lien purported to be created by any Notes collateral document with respect to any collateral, individually or in the aggregate, having a fair market value in excess of $100.0 million ceases to be in full force and effect, or ceases to give the Notes Collateral Agent, for the benefit of the holders of the Notes, the liens, rights, powers and privileges purported to be created and granted thereby (including a perfected first-priority security interest in and lien on, all of the collateral thereunder (except as otherwise expressly provided in the Indenture and the Notes collateral documents)) in favor of the Notes Collateral Agent, for a period of 30 days after notice by the Trustee or by the holders of at least 25% of the aggregate principal amount of the Notes then outstanding, or is asserted by the Partnership or any subsidiary guarantor to not be, a valid, perfected, first-priority (except as otherwise expressly provided in the Indenture and the Notes collateral documents) security interest in or lien on the collateral covered thereby.

If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest on all of the Notes will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Partnership occurs and is continuing, the principal of, and accrued and unpaid interest on the Notes will become and be immediately due and payable without any declaration of acceleration, notice or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Original Indenture and the Supplemental Indenture, copies of which are filed herewith as Exhibit 4.1 and Exhibit 4.2, respectively.

Relationships

In the ordinary course of its business, the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking or other commercial transactions with the Partnership and its affiliates for which they received or will receive customary fees and expenses.

Item 7.01.	Regulation FD Disclosure.

On May 19, 2015, the Partnership issued a press release relating to the pricing of the public offering of the Notes contemplated by the Underwriting Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

1.1*	Underwriting Agreement dated as of May 19, 2015 among the Partnership, Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC.

4.1	Indenture dated September 20, 2010 between Energy Transfer Equity, L.P. and U.S. Bank National Association, as trustee (incorporated by reference to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2010).

4.2*	Seventh Supplemental Indenture dated May 22, 2015 between Energy Transfer Equity, L.P. and U.S. Bank National Association, as trustee (including form of the Notes).

5.1*	Opinion of Latham & Watkins LLP regarding legality of the Notes.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

99.1*	Press Release, dated May 19, 2015, announcing the pricing of the Offering.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER EQUITY, L.P.

	By:	LE GP, LLC,
its general partner

Date: May 22, 2015

/s/ John W. McReynolds
John W. McReynolds
President

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Underwriting Agreement dated as of May 19, 2015 among the Partnership, Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC.

4.1	Indenture dated September 20, 2010 between Energy Transfer Equity, L.P. and U.S. Bank National Association, as trustee (incorporated by reference to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2010).

4.2*	Seventh Supplemental Indenture dated May 22, 2015 between Energy Transfer Equity, L.P. and U.S. Bank National Association, as trustee (including form of the Notes).

5.1*	Opinion of Latham & Watkins LLP regarding legality of the Notes.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

99.1*	Press Release, dated May 19, 2015, announcing the pricing of the Offering.

*	Filed herewith.